Exhibit 10.50

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (“Settlement Agreement”) is entered into as of November 12, 2013 (the “Effective Date”) by and between BEN VENUE LABORATORIES, INC. (“BVL”), and LANTHEUS MEDICAL IMAGING, INC. (“LMI”).  BVL and LMI are collectively referred to as the “Parties” or in the singular as a “Party.”

RECITALS

WHEREAS, BVL is a Delaware corporation that provides services to the pharmaceutical industry as a contract manufacturer which supplies its customers with sterile finished dosage forms, with its principal place of business located in Ohio; and

WHEREAS, LMI is a Delaware corporation engaged in the business of developing, manufacturing and distributing diagnostic medical imaging products, with its principal place of business located in Massachusetts; and

WHEREAS, BVL and LMI during their business relationship have been parties to a number of contractual arrangements, including but not limited to that certain Manufacturing & Service Contract for Commercial Products effective as of March 20, 2012 (“Agreement”); and

WHEREAS, BVL has experienced a variety of issues that have challenged its ability to consistently provide development services and manufacture product to LMI pursuant to the Agreement between the Parties; and

WHEREAS, the Parties have cooperated in good faith to satisfactorily resolve all issues of concern and material disputes arising from their business relationship and the Agreement; and

WHEREAS, BVL has provided the notice of termination required by Section 12.7 of the Agreement, such that the Agreement shall terminate on November 15, 2013; and

WHEREAS, the Parties desire to resolve fully and finally any and all disputes and/or claims whatsoever between them relating to, arising from, or in connection with the Agreement or otherwise as a result of any other business dealing between them; and

WHEREAS, the Parties have mutually resolved, to each other’s satisfaction, a complete and final compromise and resolution of all outstanding issues and disputes.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and with full consultation or the opportunity for consultation with counsel and such other advisors as they deem appropriate, the Parties to this Settlement Agreement hereby agree as follows:

TERMS & CONDITIONS

1.             The foregoing Recitals are incorporated herein and constitute express terms of the Settlement Agreement.

2.             In full and final satisfaction of LMI’s release of any and all LMI Claims (as defined in ¶7 of this Settlement Agreement), BVL shall provide the Liquidated Damages and Consideration recited herein under the terms and conditions described herein.  The Parties mutually agree that BVL’s payment of the Liquidated Damages and Consideration described herein is intended to fully and completely resolve any and all LMI Claims that LMI has or may have against the BVL Released Parties, including but not limited to LMI Claims relating to, arising out of, or based upon the Agreement.

3.             The Parties acknowledge and agree that, in accordance with Section 12.7 of the Agreement and pursuant to BVL’s letter to LMI dated October 16, 2013, the Agreement shall terminate on November 15, 2013, at which time the Agreement shall have no further force or effect.  The Parties acknowledge that, upon the effective date of termination, neither Party shall have any further obligations under the Agreement except for: (i) those obligations that expressly survive termination under Section 12.11 of the Agreement; (ii) BVL’s obligation under Section 12.8.3 of the Agreement (as modified by this paragraph 3); and (iii) BVL’s obligation under paragraph 6 of this Settlement Agreement.

With respect to BVL’s obligation under Section 12.8.3, the Parties have agreed that BVL will, at no cost to LMI, provide the reasonable technical transfer assistance as specifically set forth in Attachment I.  The Parties have reviewed Attachment I and agree as to its scope.  The Parties have agreed that BVL will provide this technical transfer assistance up until December 31, 2013, at which time BVL will have no further obligations under Section 12.8.3.

LIQUIDATED DAMAGES

4.             Pursuant to Sections 12.7 and 34 of the Agreement, BVL will pay, as liquidated damages, the sum of THREE MILLION EIGHT HUNDRED AND SEVENTY-SIX THOUSAND AND THIRTY-SEVEN DOLLARS ($3,876,037) to LMI within five (5) business days of the Effective Date of this Settlement Agreement.  Such payment will be by wire transfer per instructions to be provided by LMI no later than the Effective Date.

CONSIDERATION

5.             As consideration for the release set forth in Paragraph 7, which takes effect upon LMI’s receipt of both payments described in paragraph 4 and this paragraph 5, BVL will also pay LMI the sum of FIVE MILLION DOLLARS ($5,000,000) within five (5) business days of the Effective Date of this Settlement Agreement.  Such payment will be by wire transfer per instructions to be provided by LMI no later than the Effective Date.

6.             The Parties acknowledge that BVL will use commercially reasonable efforts to finalize, and is still in the process of finalizing, the Batches set forth in Attachment II to batch disposition and certification.  The Parties further acknowledge that there is a risk that these Batches may not be releasable.  Notwithstanding these risks and notwithstanding BVL’s commercially reasonable efforts, the Parties agree that, other than those amounts set forth in Paragraphs 4 and 5 above, no additional compensation will be provided to LMI for any reason whatsoever.

RELEASE & COVENANT NOT TO SUE

7.             Effective immediately upon receipt by LMI of both of the payments by BVL to LMI described in Paragraphs 4 and 5 of this Settlement Agreement, LMI, for itself and its predecessors, successors, affiliates, heirs, assigns, administrators, agents, shareholders, directors, principals, officers, partners, employees, agents, contractors, attorneys, and representatives, hereby releases and forever discharges BVL, its parent, subsidiaries, divisions, affiliates, predecessors, successors, assigns, shareholders, directors, principals, officers, employees, agents, contractors, insurers and attorneys (the “BVL Released Parties”), from any and all claims, potential claims, rights, demands, actions, causes of action, suits and damages of every kind and nature whatsoever through the Effective Date, whether such claims have accrued or not accrued as of the Effective Date, including, without limitation, any claims at law or in equity, requests or demands for actual, compensatory, consequential, liquidated, exemplary and punitive damages, attorney’s fees, injunctive or other equitable relief, and any and all claims, potential claims, rights, demands, actions, causes of action, suits and damages whether or not LMI is aware of such (the italicized language herein defined as “LMI Claims”).  This release and discharge is intended to be broad and expansive, to release and waive any and all LMI Claims that LMI has or may have against the BVL Released Parties as of the Effective Date, including, but not limited to LMI Claims arising out of, or based upon the negotiation, execution, representations, warranties, duties, obligations, performance, non-performance, termination or breach of the Agreement, provided however, that this release shall be deemed null and void ab initio, in the event that BVL and/or any party asserting rights on behalf of BVL, recovers or rescinds any of the payments made by BVL under this Settlement Agreement, whether as a result of bankruptcy proceedings or otherwise, including but not limited to “voidable preference” or “fraudulent conveyance” actions.

8.             Effective immediately upon receipt by LMI of both of the payments by BVL to LMI described in Paragraphs 4 and 5 of this Settlement Agreement, BVL, for itself and its predecessors, successors, affiliates, heirs, assigns, administrators, agents, shareholders, directors, principals, officers, partners, employees, agents, contractors, attorneys, and representatives, hereby releases and forever discharges LMI, its parent, subsidiaries, divisions, affiliates, predecessors, successors, assigns, shareholders, directors, principals, officers, employees, agents, contractors, insurers and attorneys (the “LMI Released Parties”), from any and all claims, potential claims, rights, demands, actions, causes of action, suits and damages of every kind and nature whatsoever through the Effective Date, whether such claims have accrued or not accrued as of the Effective Date, including, without limitation, any claims at law or in equity, requests or demands for actual, compensatory, consequential, liquidated, exemplary and punitive damages, attorney’s fees, injunctive or other equitable relief, and any and all claims, potential claims, rights, demands, actions, causes of action, suits and damages whether or not BVL is aware of such (the italicized language herein defined as “BVL Claims”).  This release and discharge is intended to be broad and expansive, to release and waive any and all BVL Claims that BVL has or may have against the LMI Released Parties as of the Effective Date, including, but not limited to BVL Claims arising out of, or based upon the negotiation, execution, representations, warranties, duties, obligations, performance, non-performance, termination or breach of the Agreement.

9.             Except as to enforcement of this Settlement Agreement, as otherwise provided for in Paragraph 7 of this Agreement, or with respect to the surviving provisions of the Agreement, LMI covenants and agrees that it will forever refrain from instituting, prosecuting, maintaining or pressing any LMI Claim, action, suit, or proceeding against the BVL Released Parties relating to, or arising out of, any right or LMI Claim released in Paragraph 7 of the Settlement Agreement.

10.          Except as to enforcement of this Settlement Agreement or with respect to the surviving provisions of the Agreement, BVL covenants and agrees that it will forever refrain from instituting, prosecuting, maintaining or pressing any BVL Claim, action, suit, or proceeding against the LMI Released Parties relating to, or arising out of, any right or BVL Claim released in Paragraph 8 of the Settlement Agreement.

11.

OTHER PROVISIONS

12.          This Settlement Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or any fault or liability or damages whatsoever.

13.          LMI represents and warrants that no person or entity other than LMI has any interest in, and that LMI has not made any assignment or transfer of, any right, LMI Claim or other matter covered by the release in Paragraph 7 of this Settlement Agreement.

14.          BVL represents and warrants that no person or entity other than BVL has any interest in, and that BVL has not made any assignment or transfer of, any right, BVL Claim or other matter covered by the release in Paragraph 8 of this Settlement Agreement.

15.          The Parties and their counsel agree not to disclose to any person or entity, directly or indirectly, or by or through any agent, employee, or other representative, the terms or conditions of this Settlement Agreement other than as necessary to effectuate the provisions of this Settlement Agreement or as may be required by any applicable law, including the United States securities laws, or the rules of any stock exchange or NASDAQ.  Notwithstanding the foregoing, the Parties may disclose the fact of settlement and that their disputes have been resolved.

16.          This Settlement Agreement may not be introduced into evidence in any proceeding by any person or entity, nor may it be used in support of or for the prosecution of any cause of action against any Party except for enforcing the terms and conditions of this Settlement Agreement.

17.          Each Party, on its own, has made such investigation of the facts pertaining to the LMI Claims or BVL Claims released herein as it has deemed necessary.  Each Party agrees and acknowledges that there may be facts of which it is presently unaware, but it nonetheless assumes the risk of entering into this Settlement Agreement.  Each Party further agrees and acknowledges that there may be LMI Claims or BVL Claims that are as yet unknown to the Party and that may not be known until some future time.  Notwithstanding this fact, each Party has explicitly negotiated and bargained for the release herein.  Thus, in furtherance of their intentions, the Settlement Agreement shall remain in full force and effect notwithstanding the discovery of any additional facts or law, or changes in facts or law, and the Settlement

Agreement shall not be subject to rescission or modification by reason of any change or difference in facts or law.

18.          By signing this Settlement Agreement, the Parties acknowledge that they have been advised with respect thereto by their respective attorneys, that they have been afforded ample opportunity to review this Settlement Agreement, that they have read and do understand this Settlement Agreement, and that they have executed this Settlement Agreement freely and voluntarily.  The Parties specifically acknowledge that they have reviewed or have had the opportunity to review this Settlement Agreement with their legal or other advisors, and are fully aware of all of their rights and alternatives.

19.          LMI represents that it has carefully considered the terms of the Settlement Agreement and that its Board of Directors using their best business judgment have determined that it is in the best interest of the company and its shareholders to enter into this Settlement Agreement.

20.          BVL represents that it has carefully considered the terms of the Settlement Agreement and that its Board of Directors using their best business judgment have determined that it is in the best interest of the company and its shareholders to enter into this Settlement Agreement.

21.          This Settlement Agreement (a) contains the entire understanding of the Parties hereto, (b) supersedes any and all prior agreements regardless of their nature, and (c) shall not be amended or modified except by a written instrument hereafter signed by all Parties hereto.

22.          EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT, IN ENTERING INTO THIS SETTLEMENT AGREEMENT, IT HAS NOT IN ANY WAY RELIED UPON ANY ORAL OR WRITTEN AGREEMENTS, STATEMENTS, PROMISES,

INFORMATION, ARRANGEMENTS, UNDERSTANDINGS, REPRESENTATIONS, OR WARRANTIES, EXPRESS OR IMPLIED, NOT SPECIFICALLY SET FORTH IN THIS SETTLEMENT AGREEMENT.

23.          Should any provision of this Settlement Agreement be held illegal, invalid or nonbinding on any of the Parties, such holding shall not invalidate the whole of this Settlement Agreement.  Instead, the Parties shall negotiate in good faith to reform this Settlement Agreement in order to give effect to the original intention of the Parties in all material respects.  All other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.

24.          No waiver of the breach of any of the provisions of this Settlement Agreement shall be a waiver of any preceding or succeeding breach of that provision, or of any other provision(s) of this agreement.  No waiver of any provision of this Settlement Agreement shall be effective unless evidenced by a written instrument signed by the waiving Party.

25.          The Parties each acknowledge that the terms and conditions of this Settlement Agreement have been the subject of active, arms-length negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Settlement Agreement.  Neither of the Parties shall be considered the drafter of this Settlement Agreement or any provision of the agreement for the purpose of any statute, case law or rule of construction that would or might cause any provision to be construed against the drafter.

26.          The Parties agree to execute any and all supplementary documents and to take all additional steps reasonably necessary to give full force and effect to the terms and intent of this Settlement Agreement.

27.          All covenants and agreements herein shall bind and inure to the benefit of the respective successors of the Parties hereto.

28.          This Settlement Agreement shall be construed and interpreted to effectuate the Parties’ intent, which is to resolve completely any and all LMI Claims or BVL Claims, as the case may be, that either Party has against the other, including, but not limited to, LMI Claims or BVL Claims relating to, arising out of, or based upon the Agreement.

29.          This Settlement Agreement and the rights and obligations of the Parties hereunder shall be governed by Delaware law and, to the extent the laws of the State of Delaware are preempted or otherwise made inapplicable by federal law, the laws of the United States of America.

30.          Each of the Parties irrevocably and unconditionally agrees that any suit, action or legal proceeding arising out of or relating to this Settlement Agreement any obligation existing as a result of §12.11 of the Agreement shall be instituted in the United States District Court for Delaware, or if such court does not possess subject matter jurisdiction, of any type, or will not accept jurisdiction, in any court of general jurisdiction in Wilmington, Delaware; consents and submits to the exclusive jurisdiction of such foregoing courts in any such suit, action or proceeding; consents to personal jurisdiction in such courts; waives any objection which it may have to laying of venue of any such suit, action or proceeding in said courts; and waives any claim or defense of inconvenient forum.

31.          In the event of (a) an alleged breach of the Settlement Agreement, (b) a dispute between or among the Parties in connection with the performance of the Settlement Agreement or (c) any obligation existing as a result of §12.11 the Agreement, the Parties shall be required to first provide notice and a reasonable opportunity to cure.  Unless otherwise stated in writing subsequent to the Effective Date of this Settlement Agreement, all notifications and communications made pursuant to this Agreement shall be submitted to the persons and entities listed below by Federal Express, UPS, or any other overnight carrier in which case the notice shall be deemed given two (2) business days from the date of delivery to such carrier or by confirmed facsimile (followed by delivery of an original via overnight carrier), in which case the notice shall be deemed given on confirmation of transmission:

Lantheus Medical Imaging, Inc.

331 Treble Cove Road

North Billerica, MA 08162

Attn: General Counsel

Telephone (###) ###-####

Facsimile: (###) ###-####

Ben Venue Laboratories, Inc.

300 Northfield Road

Bedford, OH 44146

Attn: Vice President, Contract Manufacturing Services

Telephone: (###) ###-####

Facsimile: (###) ###-####

With a copy (that shall not constitute legal notice) to:

Division Counsel

Ben Venue Laboratories, Inc.

300 Northfield Road

Bedford, Ohio 44146

Telephone: (###) ###-####

Facsimile: (###) ###-####

32.          The undersigned individual signatories each represent that they are authorized to execute this agreement on behalf of the Party identified with respect to each.

33.          This Settlement Agreement may be executed in counterparts and it is the intent of the Parties that the copy signed by any Party will be fully enforceable against said Party.

34.          The Effective Date of this Settlement Agreement is the date of signature of the last signatory to the Settlement Agreement.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement through their duly authorized representatives.

BEN VENUE LABORATORIES, INC.		LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ William A. Owen	By:	/s/ Jeffrey A. Bailey

Print:	William A. Owen	Print:	Jeffrey A. Bailey

Title:	VP Finance	Title:	President/CEO

Date Signed:	11/12/13	Dated Signed:	11/12/13

By:	/s/ Sheila A. Denton

Print:	Sheila A. Denton

Title:	ED Legal

Date Signed:	11/12/13

ATTACHMENT I

TECH TRANSFER ASSISTANCE

BVL will provide the following technical support to LMI per Section 3 of the Agreement dated November 13 2013.

•                  Reasonable participation in conference calls to address any product-specific questions related to the manufacturing or testing of the product;

•                  Reasonable reproduction of product-specific document, including Master Production Records, Specifications, and Test Methods.

ATTACHMENT II

BATCHES PENDING DISPOSITION

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